Exhibit 99

Subject To Revision
Series Term Sheet Dated April 30, 2002

Sears Credit Account Master Trust II
$500,000,000 Floating Rate Class A Master Trust Certificates, Series 2002-2
$40,500,000 Floating Rate Class B Master Trust Certificates, Series 2002-2

Sears, Roebuck and Co.
Servicer

SRFG, Inc.
Seller

                The certificates represent interests in the Sears Credit Account Master Trust II. The certificates are not obligations of Sears, Roebuck and Co., Sears National Bank, SRFG, Inc. or any of their affiliates. Neither the certificates nor the underlying credit accounts or receivables are insured or guaranteed by any governmental agency.

                This series term sheet contains structural and collateral information about the certificates; however, this series term sheet does not contain complete information about the certificates. The information in this series term sheet is preliminary and will be superseded by the information contained in the prospectus supplement and the prospectus. The prospectus supplement and the prospectus will contain additional information not set forth in this series term sheet. You should read both the prospectus supplement and the prospectus.

                This series term sheet is not an offer to sell any security, nor is it a solicitation of an offer to buy any security. Sears and SRFG may not offer or sell the certificates in any state where the offer or sale is prohibited. Sears and SRFG may not sell you any of the certificates unless you have received both the prospectus supplement and the prospectus.

Underwriters of the Class A Certificates
Deutsche Bank Securities	Lehman Brothers	Westdeutsche Landesbank
Girozentrale, London Branch

Banc One Capital Markets, Inc.
Merrill Lynch & Co.

Wachovia Securities

This series term sheet will be superseded in its entirety by the information appearing in the prospectus supplement, the prospectus and the Series 2002-2 Supplement to the Pooling and Servicing Agreement.

The Trust	Sears Credit Account Master Trust II.
The Certificates

$500,000,000 Floating Rate Class A Master Trust Certificates, Series 2002-2.

$40,500,000 Floating Rate Class B Master Trust Certificates, Series 2002-2. SRFG reserves the right to retain the Class B certificates.

Seller Retained Certificates	$88,500,000 Class C Master Trust Certificates, Series 2002-2. SRFG will retain the Class C certificates. You may not purchase them in this offering.
Interest on the Certificates

Class A certificates: one month LIBOR + ____% per year.

Class B certificates: one month LIBOR + ____% per year.

The trustee will calculate interest on the certificates on the basis of the actual number of days elapsed and a 360-day year.

Interest Payment Dates	The 15th day of each month, or, if not a business day, the next business day, beginning in June 2002.
Principal Payments

The trust is scheduled to pay $500,000,000 of principal on the Class A certificates on April 15, 2009 or, if not a business day, the next business day.

The trust is scheduled to pay $40,500,000 of principal on the Class B certificates on May 15, 2009, or if not a business day, the next business day.

Receivables

The aggregate amount of receivables in the trust's accounts as of the last day of March 2002 was $13,388,152,848, consisting of $13,181,251,513 of principal receivables and
$206,901,335 of finance charge receivables. SRFG added accounts, totaling approximately $2.3 billion of receivables, to the trust as of April 30, 2002.

Subordination - Class A Credit Enhancement

The Class B certificates and the Class C certificates will be subordinate to the Class A certificates to the extent described in the prospectus supplement. Subordination of the Class B certificates and Class C certificates provides credit enhancement for the Class A certificates.

Subordination - Class B Credit Enhancement

The Class C certificates will be subordinate to the Class B certificates to the extent described in the prospectus supplement. Subordination of the Class C certificates provides credit enhancement for the Class B certificates.

Series Termination Date

The business day after April 15, 2013, or, if April 15, 2013, is not a business day, the second business day after
April 15, 2013. The series termination date is the last day on which the trust will make payments on the certificates.

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ERISA Considerations

Under the regulations issued by the Department of Labor, the trust's assets will not be considered plan assets of any employee benefit plan that holds interests in the Class A certificates if the Class A certificates meet the requirements necessary to be considered publicly-offered securities. One of those requirements is that, upon completion of the public offering of the certificates, at least 100 persons independent of SRFG and each other hold interests in the Class A certificates. The underwriters do not expect that 100 or more independent persons will hold interests in either the Class A certificates or Class B certificates. Therefore, neither the Class A certificates nor the Class B certificates will constitute publicly-offered securities for ERISA purposes. By its acquisition of a Class A certificate or a Class B certificate, each purchaser shall be deemed to represent and warrant that it is not purchasing or holding such certificate with plan assets of any employee benefit plan.

Class A Certificate Rating

The trust will issue the Class A certificates only if at least two nationally recognized rating agencies rate the Class A certificates in the highest rating category. The rating agencies base their ratings primarily on the value of the receivables in the trust and the subordination of the Class B certificates and the Class C certificates.

Class B Certificate Rating

Unless SRFG retains the Class B certificates, the trust will issue the Class B certificates only if at least two nationally recognized rating agencies rate the Class B certificates in one of the three highest rating categories. The rating agencies base their ratings primarily on the value of the receivables in the trust and the subordination of the Class C certificates.

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COMPOSITION AND HISTORICAL PERFORMANCE OF THE SEARS PORTFOLIO

The tables below describe the composition and historical performance of the accounts in the Sears portfolio, excluding accounts originated by, and currently owned by, Sears Roebuck de Puerto Rico, Inc., which are not included in the trust. These tables do not necessarily reflect the composition and historical performance of the accounts in the trust. Sears uses different methodologies to calculate the performance characteristics of the accounts in the Sears portfolio than those the trust uses to calculate the performance characteristics of the accounts in the trust.

Composition of the Sears Portfolio

Composition of Accounts by Credit Limit

The following table summarizes the credit limits for accounts in the Sears portfolio as of December 31, 2001. Sears based this information on accounts with balances at any time in the twenty-four months ended December 31, 2001.

Credit Limit	Percentage of Sears portfolio as of December 31, 2001
$ 0 - $ 99	19.8%
100 - 499	5.4%
500 - 999	7.6%
1,000 - 1,499	5.7%
1,500 - 1,999	4.7%
2,000 - 2,999	7.8%
3,000 - 3,999	10.8%
4,000 and over	38.2%
100.0%

Largest States

The Sears portfolio is not concentrated geographically. As of December 31, 2001, the following five states had the largest number of accounts and receivables balances:
Sears Portfolio	California	Texas	Florida	New York	Pennsylvania
% of accounts	10.7%	6.2%	6.8%	6.7%	5.7%
% of balances	11.1%	8.0%	7.1%	6.3%	5.0%

No other state accounted for more than 5% of the number of accounts in the Sears portfolio or 5% of the balances as of December 31, 2001.

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Seasoning

More than 60% of the accounts in the Sears portfolio were at least five years old as of December 31, 2001. The ages of accounts in the Sears portfolio as of December 31, 2001 were distributed as follows:

Age of Accounts	Percentage of Sears portfolio as of December 31, 2001
Up to 1 year	9.7%
1 year up to 2 years	10.1%
2 years up to 3 years	6.0%
3 years up to 4 years	4.7%
4 years up to 5 years	5.0%
5 years up to 10 years	27.5%
10 years and older	37.0%
100.0%

Sears based this information on accounts with balances at any time in the twenty-four months ended December 31, 2001.

Summary Yield Information

The accounts in the Sears portfolio had the following annualized aggregate monthly yields:

	Three months ended March 31, 2002	Twelve months ended March 31, 2002	2001	2000	1999
Aggregate monthly yield	18.43%	19.16%	19.36%	20.06%	20.03%

Aggregate monthly yield is the unweighted average of monthly yields annualized for each period shown. Sears calculates these monthly yields by dividing:

  monthly finance charges, late fees and revenue attributed to interchange fees minus estimated accumulated finance charges and late fees billed to accounts charged-off in that month; by the balance outstanding as of the beginning of the month.

Prior to the July 2001 Due Period, aggregate monthly yield did not include revenue attributed to interchange fees. Interchange fees were added to aggregate monthly yield beginning with the July 2001 Due Period.

Summary Charge-Off Information

The accounts in the Sears portfolio had the following annualized gross charge-off and recoveries percentages:

	Three months ended March 31, 2002	Twelve months ended March 31, 2002	2001	2000	1999
Gross charge-offs as a % of balances	7.10%	7.08%	6.97%	6.91%	8.16%
Recoveries as a % of balances	1.68%	1.62%	1.61%	1.75%	1.69%
Net charge-offs as a % of balances	5.42%	5.46%	5.36%	5.16%	6.47%

All rates shown are unweighted averages of monthly rates annualized for each period shown. Sears calculates these monthly rates by dividing:

  either (i) the amount of charged-off receivables for that month minus estimated accumulated finance charges and late fees billed to those accounts, or (ii) the amount of recoveries for that month, as applicable; by the balance outstanding as of the beginning of the month.

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Summary Delinquency Aging Information

The following table provides delinquency profiles based on monthly percentages for the accounts in the Sears portfolio.

	Twelve Months ended March 31, 2002	2001	2000	1999
Delinquencies as a % of balances
60-89 days past due	1.85%	1.88%	1.90%	2.01%
90-119 days past due	1.50%	1.51%	1.48%	1.55%
120 days or more past due	4.11%	4.12%	4.10%	4.35%
Total delinquencies	7.46%	7.51%	7.48%	7.91%

The delinquency data reported in the rows above reflect accounts for which the customer has failed to make a required payment in the last three, four, and five or more billing cycles, respectively. Sears calculates these delinquencies by dividing delinquencies at the end of each month by balances at the end of each month.

Summary Payment Rate Information

The accounts in the Sears portfolio had the following monthly payment rates:

Payment Rates	Twelve Months ended March 31, 2002	2001	2000	1999
Average Monthly Rate	7.76%	7.66%	7.03%	6.78%
Highest Monthly Rate	8.58%	8.45%	7.64%	7.42%
Lowest Monthly Rate	7.12%	7.06%	6.72%	6.35%

Sears calculates these payment rates by dividing:

  cash received during each month; by

  the balance outstanding as of the beginning of that month.

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